Exhibit 24

(Form of Power of Attorney)

FIVE STAR PRODUCTS, INC.
POWER OF ATTORNEY
FORM S-8

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Belknap and Ira J. Sobotko, or either of them, as their attorney-in-fact, with power of substitution, for him or her in any and all capacities, to sign this Registration Statement on Form S-8 of Five Star Products, Inc. registering shares of common stock of Five Star Products, Inc. to be offered pursuant to the Five Star Products, Inc. 2007 Incentive Stock Plan, as amended, and any and all amendments (whether pre- or post-effective) to this Registration Statement and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Harvey P. Eisen	Director	January 29, 2008
Harvey P. Eisen

/s/ John C. Belknap	President and Director	January 29, 2008
John C. Belknap

/s/ Ira J. Sobotko	Senior Vice President, Finance,	January 29, 2008
Ira J. Sobotko	Secretary and Treasurer of the Company
(Principal Financial and Accounting Officer)

/s/ Carll Tucker	Director	January 29, 2008
Carll Tucker

/s/ S. Leslie Flegel	Chairman of the Board and	January 29, 2008
S. Leslie Flegel	Director (Principal Executive Officer)

/s/ Bruce Sherman	Director	January 29, 2008
Bruce Sherman